Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Entity Name	Jurisdiction
1414c Inc.	Delaware, USA
A.S.P.I Digital, Inc.	Georgia, USA
Accord Networks Management, Inc.	Georgia, USA
Accord Networks, Inc.	Georgia, USA
Accordent Technologies, Inc.	California, USA
Destiny Conferencing Corporation	Delaware, USA
Octave Communications, Inc.	Delaware, USA
PicTel Videoconferencing Systems Corporation	Delaware, USA
PictureTel Audio Holdings Inc.	Massachusetts, USA
PictureTel LLC	Delaware, USA
PictureTel Mexico SA de CV	Mexico
PictureTel Scandinavia AB	Sweden
PictureTel Securities Corporation	Massachusetts, USA
PictureTel Service Corporation	Delaware, USA
PictureTel Venezuela SA	Venezuela
Polycom (Cayman) Inc.	Cayman Islands
Polycom Copenhagen APS	Denmark
Polycom (France), S.A.R.L.	France
Polycom (Italy) S.r.l.	Italy
Polycom (Japan) K.K.	Japan
Polycom (Mena) FZ-LLC	Dubai, United Arab Emirates
Polycom (Netherlands) B.V.	Netherlands
Polycom (Switzerland) AG	Switzerland
Polycom (United Kingdom) Ltd.	United Kingdom
Polycom Asia Pacific Pte Ltd.	Singapore
Polycom Australia Pty Ltd.	Australia
Polycom Canada, Ltd.	Canada
Polycom Capital LLC	Delaware, USA
Polycom Chile Comercial Limitada	Chile
Polycom Communication Solutions (Beijing) Co., Ltd. (Fka Polycom Communications Products Maintenance Co., Ltd.)	Beijing, China
Polycom Communications Technology (Beijing) Co., Ltd (Fka DST Technology Co Ltd)	Beijing, China
Polycom Europe Cooperatief	Netherlands
Polycom Global (Singapore) Pte. Ltd	Singapore
Polycom Global Limited	Thailand
Polycom Global, Inc.	Cayman Islands
Polycom GmbH	Germany
Polycom Hong Kong Limited	Hong Kong
Polycom International Corporation	Delaware, USA
Polycom Israel Ltd.	Israel
Polycom Norway AS	Norway
Polycom Nova Scotia Ltd.	Canada
Polycom Nova Scotia ULC	Canada
Polycom Peru SRL	Peru
Polycom Poland Sp.z.o.o.	Poland
Polycom Puerto Rico, LLC	Puerto Rico
Polycom Russia, LLC	Russia

Entity Name	Jurisdiction
Polycom Saudi Arabia	Saudi Arabia
Poly-com S de RL de CV	Mexico
Polycom SEE (Romania) S.R.L.	Romania
Polycom Solutions (Spain) SL	Spain
Polycom South Africa (Pty) Ltd (formerly Polyspan and formerly Opiconsivia Trading 3 (Pty) Ltd)	South Africa
Polycom Technology (R&D) Center Private Limited	India
Polycom Telecomunicacoes do Brasil Ltda.	Brazil
Polycom Unified Iletisim Sanayi ve Ticaret Limited Sirketi	Turkey
Polycom WebOffice Holding, Inc.	Delaware, USA
Polycom WebOffice Israel, Ltd.	Israel
Polycom WebOffice, Inc.	Delaware, USA
Polycom Unified Communications Solutions Pvt. Ltd. (FKA Dream Big Realty Deals Pvt Ltd.)	India
Starlight Networks Inc.	California, USA
Vivu (Singapore) PTE. Ltd.	Singapore
ViVu, Inc.	Delaware, USA
ViVu Technologies Private Limited	India
Voyant Technologies, Inc.	Delaware, USA